CareDx, Inc.
CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, NON-COMPETITION,
AND ARBITRATION AGREEMENT
As a condition of my employment with CareDx, its subsidiaries, affiliates, successors, or assigns (together the “Company”), my receipt of confidential information, and the compensation now and hereafter paid to me and benefits provided to me by the Company, I agree to the following provisions of this CareDx Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement (the “Agreement”):
1.At-Will Employment.
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.Purpose of Agreement. I understand that the purpose of this Agreement is to protect the intellectual property, business relationships, goodwill and other assets of the Company, including human capital, and to align the interests of the Company and its employees.
3.Confidential Information.
A.Company Information. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that (a) relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer, supplier or vendor of the Company, or any other party with whom the Company agrees to hold information of such party in confidence; (b) that is not generally known to the public or to other persons in the industry; and (c) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (“Company Confidential Information”). Company Confidential Information covered by this Agreement means (i) trade secrets; (ii) proprietary information that does not rise to the level of a statutorily protectable trade secret that is made the property of the Company through positive operation of law in the form of this mutual agreement of the parties; or (iii) information that is otherwise legally protectable because it is confidential and is treated as such. Such Company Confidential Information includes, but is not limited to, Inventions (as defined below), knowledge, data, information, know-how, non- public intellectual property rights including unpublished or pending patent applications and all related patent rights, techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. By way of example, Company Confidential Information includes: non-public information relating to the Company’s products, services and methods of operation, customers and suppliers, vendors, chemical formulae, computer software, financial information, operating and cost data, research databases, selling and pricing information, business and marketing plans and strategies, and information concerning potential acquisitions, dispositions or joint ventures. The foregoing are only examples of Company Confidential Information.
If I am uncertain as to whether any particular information or material constitutes Company Confidential Information, I will seek written clarification from either my direct supervisor or the Company’s Head of Human Resources, or if I am no longer employed by the Company, from the Company’s Head of Human Resources.
B.Confidentiality Obligations. I agree that, at all times, both during and after my employment with the Company, I will hold all Company Confidential Information in the strictest confidence. I will not use, disclose, copy, reverse-engineer, distribute, or gain unauthorized access to any Company Confidential Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. I understand that my unauthorized access, use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. Notwithstanding my confidentiality obligations, I understand that I am permitted to disclose Company Confidential Information that is required to be disclosed by me pursuant to judicial order or other legal mandate, provided that I have given the Company prompt notice of the disclosure requirement, and that I fully cooperate with any efforts by the Company to obtain and comply with any protective order imposed on such disclosure.
C.Exceptions to Company Confidential Information. Notwithstanding the definition set forth in Section 3, Company Confidential Information does not include information that I can show by competent proof: (a) was generally known to the relevant public at the time of disclosure, or became generally known after disclosure to me through no fault of mine; (b) was lawfully received by me from a third party without breach of any confidentiality obligation; (c) was known to me prior to receipt from the Company as shown by documentary evidence; or (d) was independently developed by me or independent third parties without breach by me or any third party of any obligation of confidentiality or non-use as shown by documentary evidence. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
D.Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any confidential information of any former employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any confidential information belonging to any such employer, person, or entity unless consented to in writing by both the Company and such employer, person, or entity. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers.
E.Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation, any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
4.Inventions.
A.Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets that were conceived in whole or in part by me prior to my employment with the Company and to which I have any right, title, or interest (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology, or other work by or on behalf of the Company any Prior Invention, I hereby grant to the Company a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology, or other work, and to practice any method related thereto.
B.Works for Hire; Assignment of Inventions. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment, individually or with others, are to the full extent permitted by law “works for hire” under the Copyright Act and that pursuant to this Agreement, the Company is and without any further action required by either party will be considered the author and owner of such copyrightable works. To the extent that any such works do not fully qualify as works for hire, I agree that they are fully subject to the assignment provisions contained herein and hereby assign all such works to the Company as provided herein. I agree that all inventions, improvements, ideas, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable, or protectable as trade secrets, that (i) are developed using equipment, supplies, facilities, or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or actual or demonstrably anticipated research and development (the “Inventions”), are and will continue to be the sole and exclusive property of the Company pursuant to this Agreement without any further action required by either party. Without any further action required, and subject to the provisions of Exhibit B, I hereby irrevocably assign the Inventions to the Company. I understand that this assignment by me pursuant to this Agreement is intended to, and does, extend to subject matters currently in existence, those in development, as well as those that have not yet been created. If, at any time, a court or other tribunal rules that my assignment under this Section is ineffective or unenforceable for any reason, I agree to perform all actions necessary to assign the Inventions and/or Prior Inventions to the Company. I understand and agree that the decision whether or not to commercialize or market any Invention is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
C.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.
D.Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company deems proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers will continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions, including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead, to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.
E.Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870 or other applicable statute (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 or other applicable statute and are not otherwise disclosed on Exhibit A.

5.Conflicting Employment.
A.Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, or consulting relationship that is directly related to the business in which the Company is now involved or becomes involved or in which the Company has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.No Conflicting Obligations From Prior Relationships. Without limiting Section 5.A, I represent that I have no other agreements, relationships, or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
6. Returning Company Documents. On or before my last day of employment or at any time on demand by the Company, I will deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 4.C. If, at the time of termination, I have Company Confidential Information stored in my personal computer or any mobile, cloud, or other digital storage medium, I will so advise the Company. I will then work with the Company to ensure that the location of all such information is fully disclosed to the Company, retrieved by the Company in a forensically sound manner, and permanently deleted by the Company or its designee or otherwise treated in accordance with the Company’s directions. I also consent to an exit interview to confirm my compliance with this Agreement.
7. Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep the Company advised of my home and business address for a period of two (2) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
8. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my obligations under this Agreement.
9. Non-Competition. While I am employed by the Company and, subject to the state specific conditions set forth in Exhibit E, for twelve (12) months after the termination of my employment for any reason, I will not directly or indirectly, for myself or on behalf of any other person or entity, engage or attempt to engage in business that competes with the business of the Company in the United States. I acknowledge and agree that the Company provides products and services and conducts its business throughout the entire United States.
A.I understand that some entities engaging in the same or similar business as the Company may also have lines of business, parts of their business, or specific jobs that are wholly unrelated to the Company’s business and do not compete with the Company, and I understand that the Company does not intend for the restrictions contained in this Section 9 to include such unrelated lines of business, parts of businesses or jobs.
B.I understand and agree, however, that if I intend to be employed by, perform services for, or otherwise become associated with (as a principal, partner, officer, director, employee, agent, representative, contractor or consultant, whether for compensation or otherwise, or any other individual or representative role) an entity that engages in the same or similar business as the Company, it is presumed that the restrictions contained in Section 9 apply. I agree that if I do not believe the restrictions should apply because I will be performing services that I believe are wholly unrelated to the Company’s business and do not compete with the Company, I will alert the Company’s Head of Human Resources prior to accepting employment or engagement with such an entity so that the Company may make an assessment as to whether Section 9 would be violated before any potential damage is incurred.
C.I acknowledge that my experience, skills, education and training are readily transferrable and of such breadth that I can use them to my advantage in many other fields. As such, I agree that the terms of this Section 9 will not unreasonably impair my ability to engage in business or employment activities after I leave the Company.
10. Non-Solicitation of Employees. During my employment with the Company I will not directly or indirectly solicit or induce (or attempt to or assist others to solicit or induce) employees or consultants of the Company to terminate their relationship with the Company for my own benefit or for the benefit of any other person or entity. I further agree that, for twelve (12) months following the termination of my employment for any reason, I will not, directly or indirectly, solicit or induce or encourage another entity or person to solicit or induce any person employed by the Company, or any person retained by the Company as an independent contractor during my employment with the Company during the two (2) years prior to the termination of my employment, to terminate an employment relationship or contract with the Company or to obtain employment with another entity or person besides the Company.
11. Non-Solicitation of Customers. During my employment with the Company I will not directly or indirectly solicit or induce (or attempt to or assist others to solicit or induce) Customers of the Company (defined below) to terminate their relationship with the Company for my own benefit or for the benefit of any other person or entity. Subject to the state specific conditions set forth in Exhibit E, I further agree that for twelve (12) months following the termination of my employment for any reason, I will not whether directly or indirectly, solicit, communicate with or otherwise contact any of the Company’s Customers for the purpose of conducting any business with them that is substantially similar to the business conducted or anticipated to be conducted by the Company during my employment. “Customer” includes any person or entity (or employee or agent of any entity), within the two (2) years before the termination of my employment (i) with whom I dealt or had direct contact; (ii) from whom I or an employee under my supervision solicited business or deals, directly or indirectly; or (iii) about whom, even without direct contact, I received Confidential Information, including but not limited to pricing or sales information. I understand that the fact that any other entity I become associated with has an existing business relationship with any such Customer is not a defense to a claim of violation of this provision.
I acknowledge and agree that the names and addresses of the Company’s Customers, its vendors and suppliers, and all other Confidential Information related to them, including their buying and/or selling habits, contracts, and special needs, whether created or obtained by, or disclosed to me during my employment, constitute Company Confidential Information.
12. Conflict of Interest Guidelines. I agree to diligently adhere to all policies of the Company, including the Conflict of Interest Guidelines attached as Exhibit D hereto, which may be revised from time to time during my employment.
13. Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems and that I will refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.
14. Arbitration and Equitable Relief in Aid of Arbitration.
A.Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE AS WELL AS OTHER CONSIDERATION DESCRIBED IN THIS AGREEMENT, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, AGENT, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, WILL BE SUBJECT TO BINDING ARBITRATION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTION 1 ET SEQ., WILL GOVERN THIS ARBITRATION AGREEMENT, EXCEPT THAT IF THE FAA FOR ANY REASON IS HELD NOT TO APPLY, THEN THE ARBITRATION LAW OF THE STATE IN WHICH I LAST RENDERED SERVICES TO THE COMPANY WILL APPLY. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY OTHER FEDERAL AND STATE STATUTORY OR COMMON LAW CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME, AND THAT THIS ARBITRATION AGREEMENT IS BINDING ON THE COMPANY WITHOUT NEED FOR ITS SIGNATURE.
B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”),

PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), EXCEPT THAT (NOTWITHSTANDING ANY PROVISION OF THE JAMS RULES), I AGREE THAT A COURT OF COMPETENT JURISDICTION, AND NOT AN ARBITRATOR, WILL HAVE THE AUTHORITY TO RESOLVE ANY DISPUTE OVER WHETHER THIS AGREEMENT OR ANY PORTION THEREOF IS VOID OR OTHERWISE UNENFORCEABLE. EACH PARTY SHALL HAVE THE RIGHT TO TAKE DEPOSITIONS OF THREE FACT WITNESSES AND ANY EXPERT WITNESS DESIGNATED BY ANOTHER PARTY. EACH PARTY ALSO SHALL HAVE THE RIGHT TO SERVE REQUESTS FOR PRODUCTION OF DOCUMENTS AND REQUESTS FOR INSPECTION TO ANY PARTY, AND TO SUBPOENA DOCUMENTS FROM THIRD PARTIES TO THE EXTENT ALLOWED BY LAW. REQUESTS FOR ADDITIONAL DEPOSITIONS OR DISCOVERY MAY BE MADE TO THE ARBITRATOR SELECTED PURSUANT TO THIS AGREEMENT. THE ARBITRATOR MAY GRANT SUCH ADDITIONAL DISCOVERY IF THE ARBITRATOR FINDS THAT THE PARTY HAS DEMONSTRATED THAT IT NEEDS THAT DISCOVERY TO ADEQUATELY ARBITRATE THE CLAIM, TAKING INTO ACCOUNT THE PARTIES’ MUTUAL DESIRE TO HAVE A SPEEDY, LESS-FORMAL, COST-EFFECTIVE DISPUTE-RESOLUTION MECHANISM. I AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR WILL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, INCLUDING EQUITABLE RELIEF AND DAMAGES, AND THAT THE ARBITRATOR WILL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I WILL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE DECISION OF THE ARBITRATOR WILL BE IN WRITING. I UNDERSTAND THAT, IN THE EVENT OF A BREACH OF THIS AGREEMENT, THE AGGRIEVED PARTY MAY PURSUE ANY AND ALL AVAILABLE LEGAL REMEDIES, INCLUDING EQUITABLE AND MONETARY DAMAGES, IN ARBITRATION.
C. Forum and Equitable Relief in Aid of Arbitration. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT WILL BE CONDUCTED IN SAN MATEO COUNTY (UNLESS OTHERWISE REQUIRED BY LAW, IN WHICH CASE IT WILL OCCUR IN THE COUNTY OR COMPARABLE GOVERNMENTAL UNIT WHERE I LAST RENDERED SERVICES TO THE COMPANY). EXCEPT AS PROVIDED BY LAW AND THIS AGREEMENT, ARBITRATION WILL BE THE SOLE, EXCLUSIVE, AND FINAL FORUM FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY LAW,

OTHER THAN COURT ACTION FOR EQUITABLE RELIEF IN AID OF ARBITRATION, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. I UNDERSTAND THAT IN THE EVENT OF A BREACH OR THREATENED BREACH OF THIS AGREEMENT, THE AGGRIEVED PARTY MAY SUFFER IRREPARABLE HARM. ANY PARTY OR THIRD-PARTY BENEFICIARY OF THIS AGREEMENT MAY SEEK TEMPORARY EQUITABLE RELIEF (INCLUDING WITHOUT LIMITATION, A TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION) IN AID OF ARBITRATION, WHERE SUCH RELIEF IS OTHERWISE AVAILABLE BY LAW, FROM THE FEDERAL OR STATE COURTS IN CALIFORNIA, TO WHICH I CONSENT TO PERSONAL JURISDICTION, (UNLESS OTHERWISE REQUIRED BY LAW, IN WHICH CASE IT WILL OCCUR IN THE COUNTY OR COMPARABLE GOVERNMENTAL UNIT WHERE I LAST RENDERED SERVICES TO THE COMPANY) OR FROM AN ARBITRATOR PURSUANT TO THE EMERGENCY RELIEF PROCEDURES AS SET FORTH IN JAMS COMPREHENSIVE ARBITRATION RULES & PROCEDURES. I HEREBY CONSENT TO THE JURISDICTION OF
D. Class and Collective Actions. NOTWITHSTANDING ANY PROVISION OF THE JAMS RULES, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, I WAIVE THE RIGHT TO BRING, PARTICIPATE IN, OR RECOVER UNDER, A CLASS OR COLLECTIVE ACTION.
E. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING OR RECOVERING UNDER AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
F. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

15. DTSA Notification. Notwithstanding my confidentiality obligations set forth in this Agreement, I understand that, pursuant to the Defend Trade Secrets Act of 2016, I will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (a) file any document containing the trade secret under seal and (b) do not disclose the trade secret, except pursuant to court order. I understand that in the event it is determined that disclosure of trade secrets was not done in good faith for the reasons described above, I will be subject to damages, including punitive damages and attorneys’ fees.
16. General Provisions.
A.Governing Law. Except as provided in Section 14 above, and subject to the provisions of Exhibit E, this Agreement will be governed by the laws of the State in which I last rendered services to the Company.
B. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein, and supersedes all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. Should my offer letter contradict this Agreement, this Agreement will govern. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and the party to be bound. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.
C. Severability. The provisions of this Agreement are severable. In addition, in the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any provision is held overbroad or invalid by a court acting in aid of arbitration or arbitrator with jurisdiction over the parties to this Agreement, that provision will be deemed to be amended and reformed (and the parties agree to grant the court or arbitrator the authority to perform such amendment and reform) to reflect as nearly as possible the original intentions of the parties in accordance with the applicable law. The remaining provisions of the Agreement will continue in full force and effect.
D. Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated.
E. Waiver. Waiver by the Company of a breach of any provision of this Agreement must be in writing and will not operate as a waiver of any other or subsequent breach.

F. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

Date: Sep 9, 2024

/s/ Jessica Meng
Signature

Jessica Meng
Name of Employee (typed or printed)

Exhibit A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Identifying Number of Brief
Title	Date	Description

X No inventions or improvements
Additional Sheets Attached
Signature of Employee: /s/ Jessica Meng
Print Name of Employee: Jessica Meng
Date: Sep 9, 2024

Exhibit B
STATE INVENTION STATUTES
(a) For employees who primarily live and work in California: Under California Labor Code Section 2870, (i) Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2) Result from any work performed by the employee for the employer.

(ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

(b) For employees in Illinois: Your agreement to assign to the Company any of your rights as set forth in Section 4 does not apply to any invention that qualifies fully under the provisions of 765 Ill. Comp. Stat. 1060/2, to an invention for which no equipment, supplies, facilities, or trade secret information of Company was used and which was developed entirely on your own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by you for the Company.

Exhibit C CareDx, Inc.
TERMINATION CERTIFICATION
CareDx, Inc. (the “Company”) requests that you carefully review, complete, and execute this acknowledgment and certification. (If your response requires additional space, please attach and initial any supplemental pages).
1.Following the termination of my employment with the Company, I have accepted or intend to accept, or plan to apply for or otherwise seek, employment with (list all responsive entities and location of entities):

2.The position I have accepted or intend to accept is (title and general description of duties):

3.I certify that the following is a complete and exhaustive list of all electronic storage devices (ESDs), including all personal computer(s), personal email accounts, personal “smart” phones, USB flash drives (thumb drives), external storage drives, compact discs, zip discs, DVDs, SD cards, digital cameras, memory sticks, and any other electronic storage devices, and/or accounts capable of caching confidential information, identified by make and model or account address, that I have, at any time, connected to any Company computer, or used to access, download, disclose, transfer, send, receive, or store any Company data or information:

4.I certify that the following is a complete and exhaustive list of all email accounts, cloud storage accounts, FTP/secure FTP, network shared folders or drives, social media accounts, instant messaging accounts, mobile storage, or communication apps that I have, at any time, used to access, download, disclose, transfer, send, or receive any communication containing Company data or information:

5.I have been provided with a copy of my Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement (“Agreement”). I have reviewed and understand my continuing obligations as set forth in the Agreement, and I reaffirm my certification of these obligations.

6.I further acknowledge and understand that, pursuant to my Agreement, I have post- employment non-competition and non-solicitation obligations that I owe to the Company, and I will continue to abide by these obligations.
7.I [have/have not (circle one)] copied, saved, retained, disclosed, or transmitted, in any form whatsoever, any “Company Confidential Information” (as defined in my Agreement) outside the course of performing my duties for the Company’s benefit. If “have” is circled, identify the protected Company Confidential Information copied, saved, retained, disclosed, or transmitted in connection with a non-Company business-related purpose, the date of the incident, the parties involved, and the person and/or location to whom/where the Company Confidential Information was copied, saved, retained, disclosed, or transmitted:

8.During my employment with the Company, I [have/have not (circle one)] downloaded and/or stored Company files or data on my home or personal computer. If “have” is circled, identify the Company files or data downloaded or stored on the home or personal computer:

9.During my employment with the Company, I [had/did not have (circle one)] the ability to access files or data from the Company’s servers remotely. If “had” is circled, identify the Company’s files or data accessed remotely, and the computer media used for remote access:

10.During my employment with the Company, I [used/did not use (circle one)] a personal mobile phone or electronic storage device and/or backed up the contents of my Company- provided mobile phone or electronic storage device.
11.I certify that I have not misused, and will not misuse, the right of access to any Company Confidential Information. I have only accessed Company Confidential Information as required by my duties to the Company, and only at times when there was a legitimate business reason to access the information.
12.Except as disclosed in response herein, I certify that I have returned all Company property in my possession and have not retained any copies of such property, including but not limited to any Company Confidential Information. I have also returned all keys, access cards, credit cards, identification cards, phones, computers, electronic storage media, or devices that have been connected to any Company computer or on which I have stored any Company Confidential Information, electronic mail devices, electronic organizers, any other Company-issued electronic device, and other property and equipment belonging to the Company.
13.I agree that following my termination, I will not either directly or indirectly solicit or induce (or attempt to or assist others to solicit or induce) any of the Company’s employees to leave their employment, or to enter into an employment, consulting, contractor, or other relationship with any other person, firm, business entity, or organization (including with myself), as set forth in Section 10 of the Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement.
14.I agree that following my termination, I will not either directly or indirectly solicit or induce (or attempt to or assist others to solicit or induce) for the benefit of myself or any other person or entity any of the Company’s Customers, as set forth in Section 11 of the Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement.
15.I understand that the above is a summary only and does not purport to include all my continuing obligations to the Company under my Agreement. In the case of any conflict between this Termination Certification and my Agreement, the terms of my Agreement control.

Signature of employee

Print name

Date
Address for Notifications:

Exhibit D
CareDx, Inc.
CONFLICT OF INTEREST GUIDELINES
It is the policy of CareDx, Inc. (the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, while working for the Company, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:
1.Revealing Company Confidential Information (as defined in the Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement) to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. The Confidential Information, Invention Assignment, Non-Competition and Arbitration Agreement elaborates on this principle and is a binding agreement.
2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.Initiating or approving any form of personal or social harassment of employees.
6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.Borrowing from or lending to employees, customers, or suppliers.
8.Acquiring real estate I know or should know is of interest to the Company.
9.Improperly using or disclosing to the Company any confidential information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.
11.Making any unlawful agreement with distributors, including but not limited to with respect to prices.

12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.Engaging in any conduct that is not in the best interest of the Company.
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

Exhibit E
JURISDICTION SPECIFIC MODIFICATIONS
A.California. For so long as I reside or work in California and am subject to the laws of California: (i) no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the express public policy of the State of California, (ii) the Obligations of Section 9 will not apply; and (iii) Section 11 will prohibit the listed actions only to the extent I am aided in my conduct by use or disclosure of trade secrets (as defined by applicable law).
B.Massachusetts. For so long as Massachusetts General Laws Part I Title XXI Chapter 149 Section 24 L applies to my obligations under this Agreement: (i) the Obligations in Section 9 will only apply within any geographical area (a) where I had responsibilities on behalf of the Company or about which I received Confidential Information during the two (2) years prior to the cessation of my employment (b) in which the Company is engaged in business; (ii) Section 9 is further limited to situations where I am performing services that are the same as or similar in function or purpose to the services I performed for Company during the two (2) years prior to the cessation of my employment and are not enforceable if I have been terminated without cause or laid off; (iii) if at the date of the termination of my employment I am and at least the 30 days prior to that date I have been, a resident of or employed in Massachusetts, all civil actions relating to Sections 9 and 11 of this Agreement will be brought in the county where I reside or, if mutually agreed upon by the Company and me, in Suffolk County, Massachusetts; provided that, in any such action brought in Suffolk County, the superior court or the business litigation session of the superior court will have exclusive jurisdiction; (iv) this Agreement is amended to add the following new Section:
I agree that I have received fair and reasonable consideration for my obligations under this Agreement. I have had the right to consult with an attorney and have been given at least ten business days to consider this Agreement.
C. Louisiana. For so long as I am subject to the laws of Louisiana, the obligations in Section 9 will apply to me in the specific parishes in which I live or work during the two (2) years prior to the termination of my employment with the Company.
D. Oklahoma. For so long as I am subject to the laws of Oklahoma, the obligations in Section 9 will not apply and Section 11 will be modified to provide that:
During my employment with the Company I will not directly or indirectly solicit or induce (or attempt to solicit or induce) established Customers of the Company to terminate their relationship with the Company for my own benefit or for the benefit of any other person or entity. I further agree that following the termination of employment for any reason, I will not directly solicit or induce established Customers of the Company with which the Company has transacted business within the two (2) year period prior to the termination of my employment and with which I or persons supervised by me had material business- related contact or about which I have had access to Confidential Information during the two (2) years prior to the termination of my employment to terminate their relationship with the Company for my own benefit or for the benefit of any other person or entity.
I acknowledge and agree that the names and addresses of the Company’s Customers, its vendors and suppliers, and all other Confidential Information related to them, including their buying and/or selling habits, contracts, and special needs, whether created or obtained by, or disclosed to me during my employment, constitute Company Confidential Information.